UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 31, 2017

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Talcott Avenue South Watertown, MA	02472
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (617) 673-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition
On August 1, 2017, Bright Horizons Family Solutions Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended June 30, 2017 and updated certain financial guidance for the full year 2017. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information contained in this Item, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regardless of any general incorporation language in any such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 1, 2017, the Company announced that David H. Lissy will transition from his role as Chief Executive Officer to Executive Chairman of the Board effective January 1, 2018. On July 31, 2017, the Board appointed Stephen H. Kramer, the Company’s President, as the next Chief Executive Officer of the Company and elected Mr. Kramer to the Board of Directors as a Class I director, both effective January 1, 2018. Mr. Lissy will remain a full-time employee fully engaged in the successful growth of the Company.
Mr. Kramer, age 47, has served as the President of the Company since January 2016. Mr. Kramer served as Chief Development Officer from January 2014 to December 2015 and as Senior Vice President, Strategic Growth & Global Operations from January 2010 to December 2013. He served as Managing Director, Europe based in the United Kingdom from January 2008 to December 2009. He joined the Company in September 2006 through the acquisition of College Coach, which he co-founded and led for eight years. Previously he was an associate at Fidelity Ventures, the venture capital arm of Fidelity Investments and a consultant with Arthur D. Little. Mr. Kramer received a B.S. from Babson College and an MBA from Harvard Business School. Mr. Kramer’s years of leadership and management experience at the Company will provide the Board with insight into the Company’s global growth and operations as well as long-term strategic plans and objectives.
There are no arrangements or understandings between Mr. Kramer and any other person pursuant to which he was selected as an officer or director of the Company. There are no family relationships between Mr. Kramer and any of the Company’s directors or executive officers, and there are no transactions between Mr. Kramer and the Company that would be required to be reported under Item 404(a) of Regulation S-K promulgated under the Exchange Act. The Board does not expect Mr. Kramer to serve on any standing committees.
Changes, if any, to Mr. Kramer's compensation arrangements in connection with his appointment as Chief Executive Officer have not yet been determined and will be included in an amendment to this Current Report on Form 8-K, if applicable.

Item 7.01	Regulation FD Disclosure
On August 1, 2017, the Company issued a press release announcing the new roles for Mr. Lissy and Mr. Kramer. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in this Item, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in any such filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
99.1 Press Release of Bright Horizons Family Solutions Inc. dated August 1, 2017.

Forward-Looking Statements
This report includes statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” The Company’s actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,”

“should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, executive and board appointments, leadership transition and future compensation arrangements. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These risks and uncertainties are described in the “Risk Factors” section of our Annual Report on Form 10-K filed March 1, 2017, and other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
Date:	August 1, 2017	By:	/s/ Elizabeth Boland
Elizabeth Boland
Chief Financial Officer

EXHIBIT INDEX
Exhibits
99.1 Press Release of Bright Horizons Family Solutions Inc. dated August 1, 2017.